UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2020, the Compensation Committee of the Board of Directors of Altair Engineering Inc. (the “Company”) authorized the grant of stock options covering a total of 4,095,000 shares of the Company’s Class A Company Stock (the “Options”) under the Company’s 2017 Equity Incentive Plan (“Plan”). Specifically, the Committee granted one half of the Options on June 2, 2020 (the “Current Options”) and committed to grant one half of the Options on December 2, 2020 (the “Deferred Options”).

The Options are and will be granted to key employees, including officers, of the Company, consisting principally of approximately 10% of the Company’s software segment employees worldwide.

Each participant will receive an equivalent number of Current Options and Deferred Options; provided, however, that a participant must be employed by the Company or its subsidiaries on December 2, 2020 in order to receive the Deferred Options. The Current Options, covering a total of 2,047,500 shares, have an exercise price of $39.82, the closing sales price of the Company’s Class A Common Stock on June 2, 2020. The Deferred Options, also covering a total of 2,047,500 shares (less any Deferred Options committed to participants who are no longer so employed on December 2, 2020), will have an exercise price equal to the closing sales price of the Company’s Class A Common Stock on December 2, 2020, which will be the grant date for the Deferred Options. Subject to the provisions of the Plan, 50% of the Current Options granted to each participant will vest on June 2, 2022 and 50% of the Current Options granted to each participant will vest on June 2, 2023. Similarly, subject to the provisions of the Plan, 50% of the Deferred Options to be granted on December 2, 2020 will vest on December 2, 2022 and 50% of such Deferred Options will vest on December 2, 2023.

The Options are being granted to provide long-term incentives toward the Company’s growth and increase stockholder value.

The following table sets forth the number of Options that are being granted to the officers identified as the Company’s “named executive officers” in the Company’s most recent proxy statement:

Name	Title	Number of Current Options	Number of Deferred Options
Brett Chouinard	President and Chief Operating Officer	12,000	12,000
Howard N. Morof	Chief Financial Officer	12,000	12,000
Amy Messano	Chief Marketing Officer	22,500	22,500
Dr. Uwe Schramm	Chief Technical Officer, Solvers/Optimization	22,500	22,500

The terms of the Options will be set forth in 2020 Stock Option Award Agreements for each recipient of Options.

The foregoing descriptions of the Options do not purport to be complete and are qualified in their entirety by reference to the full text of the form of 2020 Stock Option Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

10.1	Form of 2020 Stock Option Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: June 5, 2020	By:	/s/ Howard N. Morof
	Name:	Howard N. Morof
	Title:	Chief Financial Officer